Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-230570) on Form S-3 and (Nos. 333-235583, 333-252407, 333-276167, 333-283920 and 333-292220) on Form S-8 of our report dated September 11, 2026, with respect to the consolidated financial statements of United Natural Foods, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
September 11, 2026